Exhibit 10.2

Assignment and Assumption of Lease Agreement

This Assignment and Assumption of Lease Agreement (the “Agreement”) is made as of June 26, 2008, between Lincoln Wind, LLC, a Nebraska limited liability company (“Assignor”) and Max Engineering LLC, a Texas limited liability company (“Assignee”).

1.           Recitals.  Assignor is the tenant in the Lease described in Paragraph 2 below.  Assignee desires to become the tenant in such Lease, and Assignor is willing to permit Assignee to do so.

2.           Assignment.  For value received, Assignor sells, assigns, and transfers to Assignee, its successors and assigns, all of Assignor’s right, title, and interest in and to the Lease between Tower Tech, LLC, an Iowa limited liability company (“Landlord”), and Assignor, dated as of May 1, 2008, for the property located at 1416 State Street, Bettendorf, Iowa  52722 (the “Premises”).

3.           Assumption.  Assignee accepts the foregoing assignment of the Lease and agrees to perform all of the terms, covenants, conditions, and warranties to be performed under the Lease by the Tenant from and after the date of this Assignment.

4.           Indemnification.  Assignee shall indemnify Assignor against and hold Assignor harmless from any and all claims, demands, judgments, damages, actions, causes of actions, injuries, administrative orders, consent agreements, and orders, liabilities or losses, penalties, costs, and expenses of any kind whatsoever arising out of: (a) the possession or occupancy of the Premises by Assignee or Assignee’s agents, employees, contractors or invitees; (b) the conduct of Assignee’s business on the Premises; (c) the breach or default of any of Tenant’s obligations under the Lease; or (d) any activity, work, or things done, permitted, or suffered by Assignee in or about the Premises.

5.           Effect.  This Agreement shall be binding on the parties and their successors and assigns.

Signed as of the date stated in the introductory paragraph.

Assignor:		Assignee:

Lincoln Wind, LLC		Max Engineering LLC

By:	/s/MATTHEW CUMBERWORTH	By:	/s/ ANDREW HIDALGO
	Matthew Cumberworth, Manager		Andrew Hidalgo, Director

LANDLORD'S CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

The undersigned (“Landlord”) is a party to a certain Business Property Lease dated as of May 1, 2008 (the “Lease”), between the undersigned as landlord and Lincoln Wind, LLC, a Nebraska limited liability company (“Tenant”), as tenant.

Tenant desires to assign its right, title, and interest in and to the Lease pursuant to Paragraph 9 thereof by execution of an Assignment and Assumption of Lease Agreement (the “Agreement”) of even date herewith.

The undersigned hereby consents to the assignment of the lease by the Tenant as required by the Lease upon the terms and conditions set forth in the Agreement.

Dated as of June 26, 2008.

Landlord:

Tower Tech, LLC

By:	/s/ MATTHEW CUMBERWORTH
Matthew Cumberworth, Manager

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